EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in Amendment No. 2 to Form 10-K of our report dated March 1, 2006 relating to the financial statements of Zond Windsystem Partners, Ltd. Series 85-C as of and for the years then ended December 31, 2005, 2004 and 2003.




Hein & Associates LLP

Houston, Texas
July 10, 2006